EXHIBIT 4.g

                           Bankmont Financial Corp.


-------------------------------------------------------------------------------



                           BANKMONT FINANCIAL CORP.

                         AMENDED AND RESTATED GUARANTY

                              Dated July 7, 1998



To Each of the Institutions
Listed on Schedule A
Attached Hereto (the "Addressees"):


Ladies and Gentlemen:

            Reference is hereby made to the Participation Agreement (Federal Express Corporation Trust No. N590FE) dated as of May 1, 1998, as amended and restated as of June 15, 1998 among BMO Leasing (U.S.), Inc., as Owner Participant, Federal Express Corporation, as Lessee, Morgan Guaranty Trust Company of New York, as Original Loan Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly set forth therein, but solely as Owner Trustee, First Security Bank, National Association, as Indenture Trustee, First Security Bank, National Association, as Subordination Agent and First Security Bank, National Association, as Pass Through Trustee (the "Participation Agreement"). Capitalized terms used herein without definition and which are defined in Schedule II to the Participation Agreement are used herein with the respective meanings given such terms in Schedule II to the Participation Agreement.

            WHEREAS, the Owner Participant is a direct wholly-owned subsidiary of Bankmont Financial Corp. (together with its successors and assigns, the "Guarantor"), and the Guarantor has determined that the delivery of the Guaranty dated May 27, 1998, as amended and restated on the date hereof (this "Guaranty") and consummation of the transactions contemplated by the Participation Agreement and the other Operative Agreements are in furtherance of its interest; and

            WHEREAS, it is a condition to the effectiveness of the transactions contemplated by the Participation Agreement that the Guarantor execute and deliver this Guaranty;

            NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:

            1. Representations and Warranties. The Guarantor is duly incorporated and validly existing in good standing under the laws of the State of Delaware. The execution, delivery and performance of this Guaranty are within the Guarantor's corporate powers, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as such enforceability may be limited by insolvency, reorganization, receivership, liquidation (in each case relating to any insolvency, reorganization, receivership or liquidation of the Guarantor) or similar laws and equitable principles affecting the rights of creditors generally. The execution, delivery and performance of this Guaranty does not and will not conflict with or result in any violation of or default under any provisions of the Certificate of Incorporation or By-Laws of the Guarantor or any instrument, law, rule or regulation applicable to the Guarantor, does not and will not result in violation of any judgment or order applicable to the Guarantor or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any requirement of law or contractual obligation of Guarantor and does not and will not require consent, approval or authorization of, or registration or filing with, any governmental authority. As of the date hereof, there are no pending or, to the knowledge of the Guarantor, threatened actions or proceedings before any court or administrative agency or arbiter that would adversely affect the ability of the Guarantor to perform its obligations hereunder.

            2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to each Addressee, as primary obligor and not merely as surety, (A) the due and punctual performance of all obligations of the Owner Participant arising under or pursuant to the Operative Agreements and (B) the due and punctual payment when due of any and all sums which are now or thereafter imposed on or payable by the Owner Participant pursuant to any provisions of the Operative Agreements, including, without limitation, any amount for which the Owner Participant is or may at any time become liable by reason of any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement or other obligation to be performed by the Owner Participant under any of the Operative Agreements or any falsity of any representation or warranty of the Owner Participant in any of the Operative Agreements (the performance and payment obligations described in this sentence above being the "Obligations"). Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all obligations and payments which constitute part of the Obligations and would be owed by the Owner Participant under the Operative Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Owner Participant.

            3. Guaranty Absolute. The Guarantor guarantees that the Obligations will be performed and paid strictly in accordance with the terms of the Operative Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Addressee, the Guarantor or the Owner Participant with respect thereto. The Obligations of the Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Owner Participant or whether the Owner Participant is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Operative Agreements or any term thereof or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of performance or payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Operative Agreements;

                  (iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                  (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Owner Participant or the Guarantor;

                  (v) any change, restructuring or termination of the corporate structure or existence of the Owner Participant or the Guarantor or any insolvency, bankruptcy, reorganization or other similar proceedings affecting the Owner Participant or its assets or any resulting release or discharge of any of the Obligations;

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Owner Participant or a guarantor thereof (other than the defense by the Guarantor of payment or performance by the Guarantor of all the Obligations);

                  (vii) any extension, indulgence or renewal with respect to any obligation of the Owner Participant under any of the Operative Agreements;

                  (viii) any modification of, or amendment or supplement to, any such agreement;

                  (ix) any furnishing or acceptance of additional security or any release of any security; or

                  (x) any waiver, compromise, consent or other action or inaction, or any exercise or non-exercise of any right, remedy or power with respect to the Owner Participant.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Addressee upon the insolvency, bankruptcy or reorganization of the Owner Participant or otherwise, all as though such payment had not been made at such time.

            4. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Addressee protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Owner Participant or any other person or entity or any collateral. This is a guaranty of payment and performance, not collection. The obligations of the Guarantor hereunder are absolute, present and continuing obligations which are not conditional upon the institution of suit against or the exercise of any remedies against the Owner Participant, or any attempt to foreclose or realize upon any security for obligations of the Owner Participant or the taking of any other action with respect to the Owner Participant.

            5. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any performance or payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time prior to the later of the payment in full of the Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Addressees and shall forthwith be paid to the Addressees to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Operative Agreements or to be held by the Addressees as collateral security for any Obligations thereafter existing. If (i) the Guarantor shall make payment to the Addressees of all or any part of the Obligations and (ii) all the Obligations and all other amounts payable under this Guaranty shall be satisfied or paid in full, the Addressees will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor.

            6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same be in writing and signed by each Addressee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier information) and mailed, telecopied or delivered to it, if to the Guarantor, at its address 115 S. LaSalle Street, Chicago, Illinois 60603, with a copy to Counsel; any Addressee, at its address and in the manner specified in the Participation Agreement; or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied.

            8. No Waiver; Remedies. No failure on the part of any Addressee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            9. Miscellaneous. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment or satisfaction in full of the Obligations and the payment of all other amounts payable under this Guaranty or the date of the transfer of all of the Owner Participant's interest in the Trust Estate and the Operative Agreements to a transferee pursuant to Article 5 of the Trust Agreement upon satisfaction of all the conditions set forth in Article 5 of the Trust Agreement; (ii) are binding upon the Guarantor, its successors and assigns; and (iii) inure to the benefit of, and be enforceable by, any Addressee and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Addressee may assign or otherwise transfer all or any portion of its rights and obligations under the Operative Agreements in accordance therewith to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to any Addressee herein or otherwise.

            10. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                      BANKMONT FINANCIAL CORP.



                                      By____________________________________
                                         Pierre O. Greffe
                                         Treasurer and Chief Financial Officer



                                 SCHEDULE A TO
                                   GUARANTY

Owner Participant
-----------------

BMO Leasing (U.S.), Inc.

Lessee
------

Federal Express Corporation

Indenture Trustee, Subordination Agent
and Pass Through Trustee
--------------------------------------

First Security Bank, National Association

Owner Trustee
-------------

State Street Bank and Trust Company of
Connecticut, National Association

Owner Participant Guarantor
---------------------------

Bankmont Financial Corp.

Agent and Original Loan Participant
-----------------------------------

Morgan Guaranty Trust Company of New York


-------------------------------------------------------------------------------


                          OWNER PARTICIPANT GUARANTY

                (FEDERAL EXPRESS CORPORATION TRUST NO. N675FE)

                              Dated June 18, 1998

                     Amended and Restated on July 7, 1998

                                     from

                      PHILIP MORRIS CAPITAL CORPORATION,
                        as Owner Participant Guarantor

                                      to

                         FEDERAL EXPRESS CORPORATION,
                                   as Lessee

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                        Not in Its Individual Capacity,
                         but Solely as Owner Trustee,
                               as Owner Trustee

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                             as Indenture Trustee

                                      and

                  FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                            as Pass Through Trustee


-------------------------------------------------------------------------------




                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

   Section 1.         Definitions..........................................  1
   Section 2.         Guaranty.............................................  1
   Section 3.         No Subrogation.......................................  2
   Section 4.         Amendments with Respect to the Obligations; Waiver of
                      Rights...............................................  2
   Section 5.         Guaranty Absolute and Unconditional..................  3
   Section 6.         Reinstatement........................................  4
   Section 7.         Payments.............................................  5
   Section 8.         Representations and Warranties.......................  5
   Section 9.         Severability.........................................  6
   Section 10.        Jurisdiction; Waiver of Jury Trial, Etc..............  6
   Section 11.        Section Headings.....................................  6
   Section 12.        No Waiver; Cumulative Remedies.......................  6
   Section 13.        Amendments and Waivers...............................  7
   Section 14.        Successors and Assigns...............................  7
   Section 15.        GOVERNING LAW........................................  7
   Section 16.        Notices..............................................  7




                          OWNER PARTICIPANT GUARANTY
                (FEDERAL EXPRESS CORPORATION TRUST NO. N675FE)

               OWNER PARTICIPANT GUARANTY (FEDERAL EXPRESS CORPORATION TRUST NO. N675FE), dated June 18, 1998, as amended and restated on July 7, 1998 (this "Guaranty") by PHILIP MORRIS CAPITAL CORPORATION, a Delaware corporation (the "Guarantor"), to State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity and as Owner Trustee, First Security Bank, National Association, as Indenture Trustee and Pass Through Trustee, and Federal Express Corporation, as Lessee (collectively, together with their successors and assigns and the holders from time to time of the Certificates, the "Beneficiaries").

                             W I T N E S S E T H :

               WHEREAS, PMCC LEASING CORPORATION, a Delaware corporation (the "Owner Participant"), is party to the Participation Agreement (Federal Express Corporation Trust No. N675FE), dated as of June 1, 1998, as amended and restated as of June 15, 1998 (the "Participation Agreement"), among Federal Express Corporation, as Lessee, the Owner Participant, as Owner Participant, Morgan Guaranty Trust Company of New York, as Loan Participant, State Street Bank and Trust Company of Connecticut, National Association, not in its individual, except as otherwise stated therein, but solely as Owner Trustee, First Security Bank, National Association, not in its individual, except as otherwise stated therein, but solely as Indenture Trustee, First Security Bank, National Association, not in its individual, except as otherwise stated therein, but solely as Pass Through Trustee and First Security Bank, National Association, as Subordination Agent; and

               WHEREAS, in order to induce the Beneficiaries to enter into the Participation Agreement and the other Operative Agreements, the Guarantor desires to enter into this Guaranty to guarantee the Owner Participant's performance and compliance with the covenants, agreements, obligations, terms and conditions of or applicable to the Owner Participant under and pursuant to the Operative Agreements.

               NOW, THEREFORE, in consideration of the premises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees as follows:

               Section 1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Participation Agreement.

               Section 2. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely surety, to the Beneficiaries the prompt and complete payment by the Owner Participant when due of all payment obligations of the Owner Participant under the Operative Agreements without offset or deduction and the timely performance of all other obligations of the Owner Participant thereunder (such payment and other obligations, the "Obligations"), and the Guarantor further agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) that may be paid or incurred by the Beneficiaries in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

               The Guarantor will not exercise any rights that it may now or hereafter acquire against Owner Participant that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under this Guaranty or the Operative Agreements, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Beneficiary against Owner Participant or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Owner Participant, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations have been performed in full and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the final payment in full in cash of the Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of any Beneficiary and shall forthwith be paid to such Beneficiary to be credited and applied to the Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Operative Agreements, or to be held as collateral for any Obligations or other amounts payable under this Guaranty thereafter arising.

               Section 3. No Subrogation. Notwithstanding anything to the contrary in this Guaranty, the Guarantor hereby agrees not to assert any rights which may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, under common law or otherwise) of any Beneficiary against the Owner Participant for the payment of the Obligations until all of the Obligations shall have been satisfied by payment and performance in full.

               Section 4. Amendments with Respect to the Obligations; Waiver of Rights. The Guarantor shall remain fully obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the obligations continued, and the Obligations, may, from time to time, in whole or part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Operative Agreement may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof from time to time. When making any demand hereunder against the Guarantor, a Beneficiary may, but shall be under no obligation to, make a similar demand on the Owner Participant, and any failure by a Beneficiary to make any such demand or to collect any payments from the Owner Participant or any release of the Owner Participant shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Beneficiary against the Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings. The Guarantor represents and warrants that it is the parent of the Owner Participant, and agrees that its obligations hereunder shall continue unimpaired, even if the Guarantor is no longer an Affiliate of the Owner Participant.

               Section 5. Guaranty Absolute and Unconditional. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Operative Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Beneficiary with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Obligations or any other obligations of any other party, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether the Owner Participant or any other party is joined in any such action or actions. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Owner Participant or the Guarantor and any Beneficiary shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives, to the fullest extent permitted by applicable law, diligence, presentment, promptness, protest, mitigation of damages by the Beneficiaries demand for payment and notice of default or nonpayment to or upon the Owner Participant or the Guarantor with respect to the Obligations. The Guarantor further waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future. The Guarantor understands and agrees that, to the fullest extent permitted by applicable law, this Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance (and not merely of collectibility) without regard to:

         (a) the validity, regularity or enforceability of any Operative Agreement, or any of the Obligations at any time or from time to time held by any Beneficiary;

         (b) any defense, set-off, rebate, adjustment, withholding, deduction or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Owner Participant against any Beneficiary or any agreement or instrument relating thereto or;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations or any other obligations of any other party under the Operative Agreements, or any other amendment or waiver of or any consent to departure from the other Operative Agreements;

         (d) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

         (e) any change, restructuring or termination of the corporate structure or existence of the Guarantor or the Owner Participant or any of the Affiliates of either;

         (f) any defect in the title, condition, design, operation or fitness of, or any interference with the operation, use or possession of, the Aircraft;

         (g) any failure to establish, perfect or preserve title to or any security interest in or to the Aircraft or any other collateral security for the Obligations; or

         (h) any other circumstance whatsoever or any existence of or reliance on any representation by any Beneficiary that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety.

         When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Owner Participant for the Obligations, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Owner Participant, or any release of the Owner Participant, shall not, to the fullest extent permitted by applicable law, relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guaranty is a continuing guaranty and shall remain in full force and effect until the earlier of (x) the date that all of the Obligations are satisfied by payment and performance in full and (y) the date that all right, title and interest of the Owner Participant shall have been transferred to a Person meeting the requirements of Section 7.03(d) of the Participation Agreement in accordance with said section; provided that this Guaranty shall remain in full force and effect with respect to obligations relating to the period prior to such transfer.

               Section 6. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Beneficiary upon the insolvency, bankruptcy dissolution, liquidation or reorganization of the Owner Participant or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Owner Participant or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made and the Guarantor agrees that it will indemnify any such Beneficiary on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) by such Beneficiary in connection with such rescission or restoration.

               Section 7. Payments. The Guarantor hereby guarantees that payments hereunder shall be paid without set-off, counterclaim, deduction, rebate, adjustment or withholding, and shall be made in U.S. Dollars in immediately available funds.

               Section 8. Representations and Warranties. The Guarantor hereby represents and warrants that:

         (a) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and the Owner Participant is currently a subsidiary of the Guarantor;

         (b) the Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

         (c) this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

         (d) the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or contractual obligation of the Guarantor or any of its constitutive documents;

         (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

         (f) the Guarantor is a corporation acting for its own account having a combined capital and surplus (or, if applicable, consolidated tangible net worth or its equivalent) of not less than $75,000,000;

         (g) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived; and

         (h) the Guarantor has, independently and without reliance upon any Beneficiary and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from Owner Participant on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of Owner Participant.

               Section 9. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 10. Jurisdiction; Waiver of Jury Trial, Etc.

               (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any Operative Agreement to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any Operative Agreement to which it is or is to be a party in the courts of any jurisdiction.

               (b) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any Operative Agreement to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               Section 11. Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               Section 12. No Waiver; Cumulative Remedies. No Beneficiary shall by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege. A waiver by a Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               Section 13. Amendments and Waivers. None of the terms or provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and each Beneficiary.

               Section 14. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors and permitted assigns but Guarantor may not assign this Guaranty without prior written consent of the Beneficiaries except to an assignee making, as of the date of such assignment, (i) representations and warranties substantially similar to those contained in Section 8 hereof and (ii) a representation that it is a U.S. citizen, unless, in the case of the preceding clause (ii) any of (a) the aircraft is not then registered in the United States nor contemplated to be so registered or (b) a voting trust or similar arrangement reasonably satisfactory to the Beneficiaries is in place with respect to such registration or (c) it is not necessary for the Guarantor to be a U.S. citizen in order for the aircraft to remain registered in the United States.

               Section 15. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               Section 16. Notices. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made, when delivered by hand or by mail, upon receipt, or, when delivered by facsimile transmission, upon being sent and confirmed, addressed
(a) in the case of the Guarantor, to the Guarantor at its office at 200 First Stamford Place, Stamford, Connecticut 06902, Attention: Vice President Leasing with a copy to Director, Portfolio Administration, telephone (914) 335-5000, facsimile (914) 335-8301, and (b) in the case of any Beneficiary, to such Beneficiary at the address provided for such Beneficiary in or pursuant to the Participation Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                                 PHILIP MORRIS CAPITAL CORPORATION


                                 By:_______________________________________
                                      Name:  Joan D. Woodroof
                                      Title: Director, Structured Finance